Exhibit 99.1

Press Release

Total System Services, Inc.

One TSYS Way	+1.706.649.2307
Post Office Box 2567	+1.706.649.5740
Columbus GA 31902-2567	www.tsys.com

For immediate release:

Contacts:

Cyle Mims TSYS Media Relations +1.706.644.3110 cylemims@tsys.com	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

Chase to Take Washington Mutual’s Card Business In House

Columbus, Ga., December 2, 2008 — TSYS announced today that it has entered into an agreement with JPMorgan Chase (Chase) with respect to the discontinuation of the servicing of Washington Mutual Bank’s (WaMu’s) consumer card portfolio by TSYS. In addition, the parties agreed to an extension of the processing agreement between TSYS and JPMorgan Chase Bank, N.A. (Toronto Branch) for its Canadian card business through April 30, 2012. Chase will pay TSYS fees for deconversion and termination which both parties have agreed not to disclose. The deconversion is expected to take place in March 2009 after which Chase will process the WaMu portfolio in house on the technology platform it licenses from TSYS.

Chase acquired WaMu’s portfolio in September 2008 as part of its purchase and assumption agreement with the FDIC regarding the assets and liabilities of WaMu.

WaMu accounted for less than 4 percent of TSYS’ revenues for the first nine months of 2008. The loss of WaMu is not expected to have a material adverse effect on TSYS’ financial condition.

About TSYS

TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, debt management, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its website.

—more—

2008

Press Release

Chase to Take Washington Mutual’s Card Business In House/p. 2

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected deconversion of the WaMu portfolio in March 2009 and TSYS’ expectation that the loss of WaMu will not have a material adverse effect on TSYS. These statements are based on the current beliefs and expectations of TSYS' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

###

2008